                                                                   EXHIBIT 10.03



                                 LOAN AGREEMENT

                                     between

                                  ORAVAX, INC.,
                                   as Borrower

                                       and

                         PEPTIDE THERAPEUTICS GROUP PLC



                          Dated as of November 10, 1998

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                                TABLE OF CONTENTS


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SECTION 1         DEFINITIONS.....................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Terms Generally.................................................................................7

SECTION 2         AMOUNT AND TERMS OF THE CREDIT..................................................................8
         2.1      Loans...........................................................................................8
         2.2      Requests for Loans..............................................................................8
         2.3      The Note........................................................................................8
         2.4      Interest........................................................................................9
         2.5      Funding of Loans................................................................................9
         2.6      Reduction or Termination of Commitment..........................................................9
         2.7      Prepayment......................................................................................9
         2.8      Security.......................................................................................11
         2.9      Repayment of Loans.............................................................................11
         2.10     Notations......................................................................................11
         2.11     Use of Proceeds................................................................................11
         2.12     Payments Generally.............................................................................12

SECTION 3         REPRESENTATIONS AND WARRANTIES.................................................................12
         3.1      Organization, Standing, etc....................................................................12
         3.2      Qualification..................................................................................13
         3.3      Title to Properties; Liens.....................................................................13
         3.4      Principal Executive Office; Other Locations....................................................13
         3.5      Authorization; Compliance with Other Instruments...............................................13
         3.6      Governmental Consent...........................................................................14

SECTION 4         CONDITIONS OF LENDING..........................................................................14
         4.1      Effective Date.................................................................................14
         4.2      Each Extension of Credit.......................................................................17

SECTION 5         AFFIRMATIVE COVENANTS..........................................................................18
         5.1      Inspection and Examination of Books and Records................................................18
         5.2      Insurance......................................................................................18
         5.3      Payment of Taxes...............................................................................19
         5.4      Payment of Other Indebtedness, etc.............................................................19
         5.5      Further Assurances.............................................................................19
         5.6      Existence; Conduct of Business.................................................................20
         5.7      Compliance with Laws...........................................................................20
         5.8      Notice of Defaults.............................................................................20
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                                TABLE OF CONTENTS
                                   (CONTINUED)


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SECTION 6         NEGATIVE COVENANTS.............................................................................20
         6.1      Indebtedness...................................................................................21
         6.2      Mortgages, Liens, etc..........................................................................21
         6.3      Loans, Guarantees and Investments..............................................................21
         6.4      Cash Expenditures..............................................................................21
         6.5      Restricted Payments............................................................................22
         6.6      Name and Location..............................................................................22

SECTION 7         DEFAULTS; REMEDIES.............................................................................22
         7.1      Events of Default; Acceleration................................................................22
         7.2      Remedies on Default, etc.......................................................................24

SECTION 8         MISCELLANEOUS..................................................................................25
         8.1      Lender's Right of Setoff.......................................................................25
         8.2      Expenses.......................................................................................25
         8.3      Indemnification................................................................................25
         8.4      Waivers........................................................................................26
         8.5      Notices, etc...................................................................................27
         8.6      Amendment, Modification and Waiver.............................................................28
         8.7      Survival of Agreements, etc....................................................................28
         8.8      Counterparts, etc..............................................................................28
         8.9      Entire Agreement, etc..........................................................................28
         8.10     Governing Law; Jurisdiction; Waiver of Jury Trial..............................................29
         8.11     Successors and Assigns.........................................................................29
         8.12     Assignments....................................................................................30
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                                       ii

                                 LOAN AGREEMENT


         LOAN AGREEMENT dated as of November 10, 1998, by and among ORAVAX, INC., a Delaware corporation (the "Borrower") and PEPTIDE THERAPEUTICS GROUP PLC, a public limited company organized under the laws of the United Kingdom (the "Lender").

         The parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein the following terms have the meanings specified below:

         "Affiliate" means, as applied to any Person, a spouse or relative of such Person, any member, director or officer of such Person, any corporation, association, firm or other entity of which such Person is a member, director or officer, and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

         "Agreement" means this Agreement, as the same may be modified, amended, supplemented or restated from time to time, together with all Exhibits and Schedules hereto.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or London, England are authorized or required by law to remain closed.

         "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

         "Collateral" means (a) all accounts receivable, inventory, equipment, general intangibles, fixtures, instruments, chattel paper, intellectual property rights, bank accounts, cash, goodwill, insurance policies and other assets now owned or hereafter acquired by the Borrower, (b) all the Borrower's rights to its Leased Properties and (c) rights of the Borrower in, and to, certain patents as set forth in the Patent Security Agreement.

         "Commitment" means the agreement of the Lender to make Loans in an aggregate amount not to exceed (1) in the event the Effective Date occurs as a result of the satisfaction of the conditions set forth in Sections 4.1(j)(i) or 4.1(j)(ii) (and the other conditions set forth in Section 4.1 are satisfied), $3,000,000 or (2) in the event the Effective Date occurs as a result of the satisfaction of the conditions set forth in Section 4.1(j)(iii) (and the other conditions set forth in Section 4.1 are satisfied), $5,000,000, in each case minus the sum of (a) the amount of any fees payable by the Borrower to the Lender pursuant to Section 9.3 of the Merger Agreement and not so paid in accordance with Section 9.3(c) of the Merger Agreement, (b) any Net Cash Payments received by the Borrower prior to the Effective Date and (c) to the extent received by the Borrower in cash, the amount of any funding of ongoing research and development costs of the Borrower in respect of any collaboration or licensing agreement (other than amounts agreed by the Borrower and the Lender as additions to the weekly cash expenditures of the Borrower and its Subsidiaries permitted by Section 6.4.).

         "Default" means any Event of Default or any event or condition which with the passage of time, the giving of notice or both would become an Event of Default.

         "Disposition" means any sale, assignment, transfer, license or other disposition of any property (including intellectual property) (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person excluding (a) the granting of Liens permitted by this Agreement and (b) any sale, assignment, transfer or other disposition of any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms.

         "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of Indebtedness or Investments received by the Borrower or any of its Subsidiaries in connection with such Disposition.

         "Effective Date" means the date on which the conditions specified in
Section 4.1 are satisfied.

         "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "Event of Default" has the meaning specified in Section 7.1.

         "Expiration Date" means earlier to occur of (a) the date occurring 90 days after the Effective Date; provided, that if the Effective Date occurs upon the satisfaction of the conditions set forth in Section 4.1(j)(iii) and the other conditions set forth in Section 4.1, and thereafter either of the conditions set forth in Sections 4.1(j)(i) or 4.1(j)(ii) is satisfied, the Expiration Date shall be the date occurring 90 days after the date of the earlier to occur of the conditions set forth of Sections 4.1(j)(i) or Section


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
4.1(j)(ii); (b) the date of the Borrower's entering into an agreement with a Third Party (as defined in the Merger Agreement) to consummate a Qualified Acquisition Proposal (as defined in the Merger Agreement) as permitted by
Section 5.10(b) of the Merger Agreement; (c) the termination of the Merger Agreement pursuant to Section 9.1(c)(i), 9.1(c)(ii) or 9.1(d)(iii); or (d) the date of the consummation of the transactions contemplated by the Merger Agreement.

         "Exposure" means, at any time, the sum of the outstanding principal amount of Loans at such time.

         "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Hazardous Material" means (a) any asbestos or other material composed of or containing asbestos and (b) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "Indebtedness" means as applied to any Person, without duplication, all items (except items of capital or surplus or of retained earnings) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, including (i) any obligations under any capital lease, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable.

         "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, loaned or extended to such Person.

         "Landlord Waiver" means, with respect to any of the Leased Properties, a letter in the form of Exhibit D hereto or such other form as may be approved by the Lender in its sole discretion.

         "Leased Properties" has the meaning specified in Section 3.4.

         "Leasehold Mortgages" has the meaning specified in Section 4.1(e).

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan or Loans" has the meaning specified in Section 2.1.

         "Loan Documents" means this Agreement, the Note, the Security Documents and any other instruments or documents delivered or to be delivered from time to time pursuant to this Agreement.

         "Material Adverse Effect" means a materially adverse effect on (a) the business, assets (tangible or intangible), operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries at any time, (b) the ability of the Borrower to perform its obligations under the Agreement or the other Loan Documents; or (c) the rights of or benefits available to the Lender under the Loan Documents.


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
         "Maturity Date" means the earlier of (a) the date occurring 120 days after the Effective Date; provided that if the Effective Date occurs upon satisfaction of the conditions set forth in Section 4.1(j)(iii) (and the other conditions of Section 4.1 are satisfied) and thereafter if either of the conditions set forth in Section 4.1(j)(i) or 4.1(j)(ii) is satisfied, the Maturity Date shall be the date occurring 120 days after the date of the earlier to occur of the conditions set forth in Section 4.1(j)(i) or Section
4.1(j)(ii); (b) the termination of the Merger Agreement pursuant to 9.1(c)(i), 9.1(c)(ii) or 9.1(d)(iii), (c) the date of the Borrower's entering into an agreement with a Third Party to consummate a Qualified Acquisition Proposal permitted by Section 5.10(b) of the Merger Agreement or (d) the date of the consummation of the transactions described in the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of the date hereof among the Lender, Peach Acquisition Corp. and the Borrower.

         "Net Cash Payments" means,

                  (i) with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower or any of its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrower or any its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Borrower or any its Subsidiaries in respect of such Casualty Event;

                  (ii) with respect to any Disposition, the aggregate amount of all cash payments received by the Borrower or any its Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); provided that

                           (A) Net Cash Payments shall be net of (I) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Borrower or any of its Subsidiaries in connection with such Disposition and (II) any Federal, state and local income or other taxes estimated to be payable by the Borrower or any of its Subsidiaries as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within six months of the date of such Disposition; and

                           (B) Net Cash Payments shall be net of any repayments by the Borrower or any its of Subsidiaries of Indebtedness to the extent that (I) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (II) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

                  (iii) with respect to any offering of equity securities or any incurrence of Indebtedness, the aggregate amount of all cash proceeds received by the Borrower or any of its Subsidiaries therefrom less all legal, underwriting and other fees and expenses incurred in connection therewith.

         "Note" has the meaning specified in Section 2.3.

         "Patent Security Agreement" means the Patent Security Agreement dated as of the date hereof between the Borrower and the Lender, substantially in the form of Exhibit C annexed hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "Person" means a corporation, an association, a partnership, a limited liability company, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "PMC" means Pasteur Merieux Connaught, or any of its Affiliates, including Connaught Laboratories, Inc. and Pasteur Merieux serums & vaccins S.A.

         "PMC Loan Agreement" means the Facility Letter dated November 2. 1998 between OraVax JVM, Inc., a wholly-owned Subsidiary of the Borrower, and PMC together with any promissory note issued in connection therewith, in each case in the form delivered to the Lender on or prior to the date hereof.

         "Real Estate" has the meaning specified in Section 3.4.

         "Restricted Payment" means (a) any dividend, coupon payment or other distribution (not including items accrued but not paid), direct or indirect, on or on account of any shares of any class of stock or other interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, (b) any redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock now or hereafter outstanding of, or of any Equity Rights with respect to, the Borrower or any of its Subsidiaries (including without limitation the repurchase of any such stock or Equity Rights or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto), (c) any payment of principal or premium if any or interest on or otherwise in respect of any Indebtedness subordinate in right of payment to the Loans, and (d) any payment made to any Affiliate of the Borrower by the Borrower in respect of management, consulting or other services.

         "Security Agreement" means the Security Agreement executed and delivered by the Borrower on the date hereof, substantially in the form of Exhibit B hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "Security Document or Security Documents" means the Security Agreement and the Leasehold Mortgages, as such mortgages may be amended, supplemented or otherwise modified from time to time, and the Patent Security Agreement, together with all Uniform Commercial Code financing statements and other instruments and agreements heretofore or hereafter executed or delivered, securing the Note and all other obligations of the Borrower hereunder, all in form and substance acceptable to the Lender.

         "Subsidiary" means any corporation, limited liability company, partnership, association or other entity of which more than 50% of the outstanding voting stock (other than director's qualifying shares) or more than 50% of the outstanding beneficial interests, as the case may be, are at the time owned by the Borrower, or by one or more Subsidiaries of the Borrower, or by the Borrower and one or more Subsidiaries of the Borrower.

         1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Sections, Exhibits and Schedules shall be construed to refer to Sections and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


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
                                    SECTION 2

                         AMOUNT AND TERMS OF THE CREDIT

         2.1 LOANS. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained herein, the Lender hereby agrees to make loans (each such Loan being herein called a "Loan", and collectively the "Loans") to the Borrower from time to time, prior to the Expiration Date, in an aggregate principal amount that will not result in the Exposure exceeding the Commitment. The principal amount of the Loans which have been repaid or prepaid may not be reborrowed. The Commitment in favor of the Borrower shall expire on the Expiration Date, unless earlier terminated in accordance with Sections 2.7 or 7.1.

         2.2 REQUESTS FOR LOANS.

                  (a) To request a Loan, the Borrower shall deliver written notice (a "Loan Request") of such request to the Lender not later than 11:00 a.m., London time, two (2) Business Days before the date of the proposed Loan executed by the president or chief financial officer of the Borrower. Each such Loan Request shall be revocable upon telephonic (confirmed by facsimile) or written notice to the Lender.

                  (b) Each Loan Request shall specify the following information:

                           (i) the aggregate amount of such Loan;

                           (ii) the date of such Loan, which shall be a Business
                                Day;

                           (iii) the location and number of the Borrower's
                                 account to which funds are to be disbursed.

                  (c) Until the occurrence of either of the events set forth in
Section 4.1(j)(i) or 4.1(j)(ii), the Lender shall be under no obligation to fund Loans requested by the Borrower pursuant to this Section 2.2, if at the time of the delivery of any Loan Request, the aggregate Exposure (including the amount of any Loans to be funded pursuant to any Loan Request delivered to the Lender) exceeds the aggregate amount of cash expenditures of the Borrower and its Subsidiaries permitted pursuant to Section 6.4.

         2.3 THE NOTE. The Loans made by the Lender pursuant to this Section 2 shall be evidenced by a promissory note of the Borrower in a principal amount equal to the Commitment and in the form attached hereto as Exhibit A (the "Note"). The Loans shall bear interest at the rate or rates, and shall be payable on the dates, specified in Section 2.4.

         2.4 INTEREST.

                  (a) The Loans shall bear interest on the unpaid principal amount thereof until paid in full at the rate or rates per annum determined (on the basis of the actual number of days elapsed over a 360-day year) at the rate of 9.0% per annum.

                  (b) Upon default or after maturity of, or after judgment has been rendered on, the Note, or upon an Event of Default hereunder, the unpaid principal of all Loans shall at the option of the Lender, bear interest at a per annum rate or 12.0%.

         2.5 FUNDING OF LOANS. The Lender shall make each Loan to be made by it hereunder available to the Borrower by promptly crediting the amount of such Loan to an account of the Borrower maintained with a commercial bank in Boston, Massachusetts designated by the Borrower in the applicable Loan Request.

         2.6 REDUCTION OR TERMINATION OF COMMITMENT.

                  (a) Unless previously terminated, the Commitment shall terminate at the close of business on the Expiration Date.

                  (b) The Borrower may at any time, or from time to time, voluntarily reduce the Commitment; provided that the Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.7, the Exposure would exceed the Commitment. Any termination or reduction of Commitment shall be permanent.

         2.7 PREPAYMENT.

                  (a) Optional Prepayment. The Borrower may prepay the Loans at any time without penalty or premium.

                  (b) Mandatory Prepayment.

                           (i)      Excess Exposure. If at any time the
                                    aggregate Exposure exceeds the Commitment, the Borrower shall immediately prepay the Note, without penalty or premium, in an amount necessary to cause the aggregate Exposure not to exceed the Commitment.

                           (ii) Casualty Events. Within one Business Day following the receipt by the Borrower of the proceeds of insurance,


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
                                    condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower shall prepay the Loans by an amount equal to 100% of the Net Cash Payments from such Casualty Event.

                           (iii) Incurrence of Debt or Offering of Equity. Without limiting the obligation of the Borrower and its Subsidiaries to obtain the consent of the Lender to any incurrence of Indebtedness not otherwise permitted hereunder, the Borrower shall, on or prior to the closing of any such incurrence or any sale of equity securities by the Borrower or any of its Subsidiaries, deliver to the Lender a statement certified by a financial officer of the Borrower, in form and detail reasonably satisfactory to the Lender, of the estimated amount of the Net Cash Payments from such sale that will (on the date of such incurrence or sale) be received by the Borrower or any of its Subsidiaries, and the Borrower shall prepay the Loans within one Business Day of the date of such incurrence or sale, in an aggregate amount equal to 100% of the amount of the Net Cash Payments from any such incurrence of Indebtedness or sale of equity securities.

                           (iv) Disposition of Assets. Without limiting the obligation of the Borrower and its Subsidiaries to obtain the consent of the Lender to release any of its Liens on the Collateral, the Borrower shall, on or prior to the occurrence of any Disposition by the Borrower or its Subsidiaries, deliver to the Lender a statement certified by a financial officer of the Borrower, in form and detail reasonably satisfactory to the Lender, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by the Borrower or any of its Subsidiaries in cash and the Borrower shall prepay the Loans as follows

                           (x) upon the date of such Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of such Disposition, to the extent received by the Borrower in cash on the date of such Disposition; and

                           (y) thereafter, to the extent the Borrower shall receive Net Cash Payments in cash under deferred payment arrangements or Disposition Investments entered into or received in connection


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
                           with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus
                           (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by the Borrower pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments.

         2.8 SECURITY. All obligations of the Borrower to the Lender hereunder shall be secured by a first priority security interest in the Collateral in favor of the Lender, pursuant to the Security Documents. The Borrower hereby confirms that whenever there is a reference in any Security Document to the "Note" or to any agreement among the Borrower and the Lender, such reference shall be deemed to refer to the Note, as defined herein, and this Agreement, as such Note and Agreement may be amended and restated from time to time.

         2.9 REPAYMENT OF LOANS.

                  (a) The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the Loans and the Note together with all accrued interest thereon on the Maturity Date.

                  (b) The Lender shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and (ii) the amount of any sum received by the Lender hereunder.

                  (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section 2.9 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (d) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of, and without deduction for any taxes.

         2.10 NOTATIONS. Upon payment in full of the principal of and interest on the Note, such Note shall be canceled and returned to the Borrower.

         2.11 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans
(a) for working capital and (b) for general corporate purposes. The Borrower will not use any part of such proceeds (i) for the purpose of making any Restricted Payment which is prohibited by this Agreement or (ii) for any other purpose which would violate any provision of any other applicable statute, regulation, order or restriction unless the Lender and the Borrower have agreed by prior written agreement to permit such payment. In addition, the Borrower may use the proceeds of the Loans to pay PMC for any amounts payable under the PMC Loan Agreement; provided, however, that if the Lender shall have, prior to January 31, 1999, entered into an underwriting agreement satisfactory to the Lender, in its sole discretion, such payment may only be made upon the prior written consent of the Lender.

         2.12 PAYMENTS GENERALLY.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or otherwise) prior to 11:00 a.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at such of its offices in Cambridge, England as shall be notified to the relevant parties from time to time, except that payments pursuant to Sections 8.2 and 8.3 shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

                  (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, and (ii) second, to pay principal then due hereunder.

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower hereby makes the following representations and warranties, which shall survive the execution and delivery hereof and of the Note:

         3.1 ORGANIZATION, STANDING, ETC. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. The Borrower and each of its Subsidiaries has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Loan Documents to which its is a party and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue or guaranty the Note, as applicable, and to carry out the terms hereof and thereof.

         3.2 QUALIFICATION. The Borrower and each of its Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

         3.3 TITLE TO PROPERTIES; LIENS. The Borrower has good and marketable title to all of its properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, charge or encumbrance except the existing mortgages and security interests referred to in
Schedule 3.3 attached hereto and mortgages and security interests in favor of the Lender. The Borrower has the right to enjoy quiet possession under all leases to which it is a party as lessee, and all of such leases are to Borrower's knowledge valid, subsisting and in full force and effect. None of such leases contains any provision creating a lien in favor of the landlord with respect to the personal property or fixtures of the Borrower, restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision that would have a Material Adverse Effect.

         3.4 PRINCIPAL EXECUTIVE OFFICE; OTHER LOCATIONS. The principal executive offices and places of business of the Borrower and all other Subsidiaries of the Borrower, and the locations where such entities maintain and will maintain all of their business records, including, without limitation, records relating to the Loans and the Collateral are located at the addresses designated on Schedule 3.4 hereto, as amended from time to time. All other offices and/or locations at which the Borrower keeps or proposes to keep Collateral or conducts or proposed to conduct any business are listed in
Schedule 3.4 hereto. There are no locations which are "owned properties" of the Borrower. The locations designated as "leased properties" (the "Leased Properties" are leased by the Borrower. The Leased Properties constitute the only real property necessary in connection with the conduct by the Borrower of its businesses as of the date hereof. The Leased Properties are not subject to any assignment (collateral or otherwise), sublease, pledge, mortgage, security interest, encumbrance or other lien, whether arising by agreement or by operation of law other than (i) in favor of the Lender as contemplated hereby and (ii) the matters set forth on Schedule<-1- 95>3.4 hereto. The Leased Properties and the operation of the Borrower's business at all such locations do not to Borrower's knowledge violate any applicable zoning or use statute, ordinance, building code, rule, regulation, covenant, easement or agreement in any manner which, individually or in the aggregate, would have a Material Adverse Effect.

         3.5 AUTHORIZATION; COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the Loan Documents have been duly authorized by all necessary corporate action on the part of the Borrower and the Loan Documents and each other document executed in connection with the transactions contemplated by this Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), will not result in any violation of or be in conflict with or constitute a default under any term of the charter or by-laws of the Borrower, or of any material agreement or instrument, or any judgment, decree or order, or any material statute, rule or governmental regulation applicable to the Borrower, or result in the creation of any Lien upon any of the properties or assets of the Borrower pursuant to any such term (except pursuant to the Security Documents). The Borrower is not in violation of any term of its charter or by-laws, or of any material term of any agreement or instrument to which it is a party, or of any judgment, decree or order, or in any material respect, of any statute, rule or governmental regulation applicable to it.

         3.6 GOVERNMENTAL CONSENT. Neither the Borrower nor any of its shareholders is required to obtain any order, consent, approval or authorization of, or required to make any declaration or filing with, any Governmental Authority in connection with the execution and delivery of this Agreement and the issuance and delivery of the Note pursuant hereto, or in connection with the execution and delivery of the Security Documents and the granting of the security interests in the Collateral pursuant thereto (other than the filing of appropriate Uniform Commercial Code financing statements to perfect the Lender's security interest in the Collateral and the recording of the Mortgages to perfect the Lender's security interest on the Leased Properties and the recording of the Patent Security Agreement in the United States Patent of Trademark Office).

                                    SECTION 4

                              CONDITIONS OF LENDING

         4.1 EFFECTIVE DATE. The obligations of the Lender to make the Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived):

                  (a) Counterparts of Agreement. The Lender shall have received a counterpart of this Agreement signed on behalf of the Borrower.

                  (b) Note. The Lender shall have received, a duly completed and executed Note.

                  (c) Corporate Matters. The Lender shall have received such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower, the Loan Documents or such transactions, all in form and substance reasonably satisfactory to the Lender and its counsel.

                  (d) Security Interests in Property. The Lender shall have received evidence satisfactory to it that the Borrower shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the reasonable opinion of the Lender, desirable in order to create in favor of the Lender a valid and (upon such filing and recording) perfected first priority security interest in the entire personal and mixed property Collateral, subject only to Liens permitted by this Agreement.
Such actions shall include, without limitation, the following:

                           (i) Security Documents. Delivery to the Lender of all the Security Documents (except that the Leasehold Mortgages shall be delivered pursuant to Section 4.1(e)), duly executed by the Borrower, together with accurate and complete schedules to all such Security Documents;

                           (ii)     Lien Searches and UCC Termination
                                    Statements. Delivery to the Lender of (A) the results of a recent search, by a Person reasonably satisfactory to the Lender, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of the Borrower, together with copies of all such filings disclosed by such search, and
                                    (B) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                           (iii) UCC Financing Statements and Fixture Filings. Delivery to the Lender of UCC financing statements and, where appropriate, with respect to Leased Properties, fixture filings, duly executed by the Borrower as applicable with respect to all personal and mixed property Collateral of the Borrower, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the security interests created in such Collateral pursuant to the Security Documents; and

                           (iv) Perfection Certificate. Delivery to the Lender of a perfection certificate dated the date hereof substantially in the form of
                                    Schedule I to the form of Security Agreement attached hereto as Exhibit B duly executed by a financial officer of the Borrower.

                  (e) Leasehold Mortgages; Etc. The Lender shall have received from the Borrower:

                           (i) Mortgages. Fully executed and notarized Leasehold Mortgages (each a "Leasehold Mortgage" and, collectively, the "Leasehold Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Leased Property;

                           (ii) Landlord Waivers. For each Leased Property, copies of all leases between the Borrower and any landlord or tenant, and, except as otherwise consented to by the Lender in its sole discretion, a Landlord Waiver with respect thereto;

                           (iii) Title Reports. For each Leased Property, a title report issued by a title company acceptable to the Lender with respect thereto, dated not more than 30 days prior to the date hereof and satisfactory in form and substance to the Lender; and

                           (iv) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the title reports delivered pursuant to Section 4.1(e)(iii)

                  (f) Evidence of Insurance. The Lender shall have received a certificate from the Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to this Agreement is in full force and effect and that the Lender has been named as additional insured and loss payee thereunder to the extent required by Section 5.2.

                  (g) No Material Adverse Effect. There shall have occurred no Material Adverse Effect on the Borrower since the last audited financial statements of the Borrower delivered to the Lender prior to the date hereof (excluding any Material Adverse Effect related to the failure of the Lender to consummate the transactions contemplated by the Merger Agreement).

                  (h) Opinion of Counsel to the Borrower. The Lender shall have received a favorable written opinion (addressed to the Lender and dated the date hereof) of Hale and Dorr LLP, special counsel to the Borrower, covering such matters relating to the Borrower, the Loan Documents or the transactions contemplated hereby as the Lender shall request (and the Borrower hereby requests such counsel to deliver such opinion).

                  (i) [RESERVED].

                  (j) Special Conditions. Any of the following events shall have occurred:

                           (i) the Merger Agreement shall have been terminated by the Borrower pursuant to Sections 9.1(b)(i), 9.1(d)(i) or 9.1(d)(iv)
                                    of the Merger Agreement, or

                           (ii) by January 31, 1999, the Lender shall have failed to enter into an underwriting agreement satisfactory to the Lender, in its sole discretion, in respect of the requirements of Section 6.5 of the Merger Agreement; provided that the Merger Agreement shall not have been terminated prior to such date and the Borrower shall not then be in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement, or

                           (iii) the Borrower shall have exhausted all alternative sources of funding its cash expenditures and shall not then be in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement or this Agreement.

                  (k) Other Documents. The Lender shall have received such other documents as the Lender or its counsel shall have reasonably requested.

         4.2 EACH EXTENSION OF CREDIT. The obligation of the Lender to make a Loan on the occasion of any Loan, is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Loan, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct as of such specific date).

                  (b) No Defaults. At the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.

                  (c) Each Loan. The making of each Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date of each such requested Loan, as to the occurrence of the facts referred to in
Section 4.2(a) and (b).

                  (d) Collateral. The Lender shall be reasonably satisfied of its ability to realize on the Collateral in such amounts sufficient to satisfy the obligations of the Borrower under this Agreement and the Note.

                                    SECTION 5

                              AFFIRMATIVE COVENANTS
         So long as any of the Loans shall remain available to the Borrower, and until the principal of and interest on the Note and all fees, if any, due hereunder, if any, shall have been paid in full, the Borrower agrees that:

         5.1 INSPECTION AND EXAMINATION OF BOOKS AND RECORDS. The Borrower and its Subsidiaries shall keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to their businesses and activities. The Borrower and its Subsidiaries will permit any representatives designated by the Lender, upon reasonable prior notice (except that no such notice shall be required following an Event of Default), to visit and inspect their properties, to examine and make extracts from their books and records, and to discuss their affairs, finances and condition with their officers and independent accountants, all at such reasonable times as reasonably requested.

         5.2 INSURANCE. The Borrower and its Subsidiaries will maintain or cause to be maintained on all insurable properties now or hereafter owned by the Borrower and its Subsidiaries insurance against loss or damage by fire or other casualty under the broad form of coverage with appropriate agreed amount endorsement in such amounts as is customary with respect to like properties of companies conducting similar businesses, and will maintain or cause to be maintained product liability, public liability and worker's compensation insurance insuring the Borrower and its Subsidiaries to the extent customary with respect to companies conducting similar businesses and, upon request, will furnish to the Lender satisfactory evidence of the same. Each liability policy shall name the Lender as an "additional insured". Each insurance policy pertaining to any of the Collateral shall: (i) name the Lender as an insured pursuant to a so-called "standard mortgagee clause" and "loss payee clause"; and (ii) provide that the Lender shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance of such proposed cancellation and will have sufficient time to correct any deficiencies justifying such proposed cancellation. All such policies shall be delivered to the Lender upon request. The Borrower and its Subsidiaries shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to the Lender. The Borrower and its Subsidiaries hereby appoint the Lender, and all officers, employees or Lenders designated by the Lender, as the true and lawful attorney-in-fact of the Borrower and its Subsidiaries effective upon the occurrence and during the continuance of an Event of Default for the purpose of making, settling and adjusting claims under all policies of insurance, endorsing the name of the Borrower and its Subsidiaries on any check, draft, instrument or other item of payment received by the Borrower or its Subsidiaries or the Lender pursuant to any such insurance policy and for making all determinations and decisions with respect to such policies.

         5.3 PAYMENT OF TAXES. The Borrower will, and will cause each Subsidiary to, pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon their income or upon any of their properties or assets, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or a charge upon its property; provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if Borrower or such Subsidiary, as the case may be, shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Borrower and its independent public accountants.

         5.4 PAYMENT OF OTHER INDEBTEDNESS, ETC. Except as to matters being contested in good faith and by appropriate proceedings and as to which adequate reserves have been established, the Borrower, will, and will cause each of its Subsidiaries to, pay promptly when due, or in conformance with customary trade terms, all other Indebtedness and obligations incident to the conduct of their business except that the Borrower will not make any payment due on the PMC Loan Agreement unless the Lender has agreed to such payment in accordance with
Section 2.11(b)(iii).

         5.5 FURTHER ASSURANCES. From time to time hereafter, the Borrower will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as the Lender may reasonably request, for the purposes of implementing or effectuating the provisions of the Loan Documents, or of more fully perfecting or renewing the Lender's rights with respect to the Collateral pursuant hereto or thereto. Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to the Loan Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain for such governmental consent, approval, registration, qualification or authorization. In the event the Borrower or any of its Subsidiaries shall at any time or from time to time acquire, own or lease any additional real property, the Borrower will, if requested by the Lender, promptly execute and deliver, or cause to be executed and delivered, to the Lender a deed of trust or mortgage (or assignment), satisfactory in form and substance to the Lender and its counsel, granting a valid first lien on such real property or leasehold for the benefit of the Lender as security for the Note and the other obligations of the Borrower hereunder..

         5.6 EXISTENCE; CONDUCT OF BUSINESS. The Borrower and its Subsidiaries will do or cause to be done all things necessary to preserve, renew and keep in full force and effect their legal existence and the rights, licenses, permits, privileges and franchises (including without limitation patent and trademark registrations) material to the conduct of their businesses; provided that the foregoing shall not prohibit any merger or consolidation. The Borrower and each Subsidiary will keep and maintain all property material to the conduct of their businesses in good working order and condition, ordinary wear and tear excepted.

         5.7 COMPLIANCE WITH LAWS. The Borrower and each Subsidiary will comply with (i) all laws, rules, regulations and orders including, without limitation, with respect to Hazardous Materials, of any Governmental Authority and (ii) all contractual obligations, in each case applicable to them or their property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         5.8 NOTICE OF DEFAULTS. The Borrower shall immediately notify the Lender of the occurrence of any Default.

                                    SECTION 6

                               NEGATIVE COVENANTS

So long as any of the Loans shall remain available to the Borrower, and until the principal of and interest on the Note and all fees, if any, due hereunder shall have been paid in full, the Borrower agrees that:

         6.1 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or become or remain liable in respect of any Indebtedness, except Indebtedness to the Lender hereunder and to PMC under the PMC Loan Agreement or Indebtedness described in Schedule 3.3.

         6.2 MORTGAGES, LIENS, ETC. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (including any capital lease) with respect to, any property or asset now owned or hereafter acquired by the Borrower or any Subsidiary, except for any Lien described in
Schedule 3.3.

         6.3 LOANS, GUARANTEES AND INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or guarantee or endorse (except as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business) or otherwise assume or remain liable with respect to any obligation of, or make or own any Investment in, or acquire (except in the ordinary course of business) the properties or assets of, any Person, except:

                           (i) Extensions of credit by the Borrower or any Subsidiary in the ordinary course of business in accordance with customary trade practices;

                           (ii) Marketable direct obligations of the United States of America or any department or agency thereof maturing not more than one
                                    (1) year from the date of issuance thereof;

                           (iii)    Certificates of deposit, repurchase
                                    agreements, money market deposits or other similar types of Investments maturing not more than 90 days from the date of acquisition thereof and evidencing direct obligations of a commercial bank having capital surplus and undivided profits in excess of $100,000,000; or

                           (iv) Customary advances from time to time to employees for travel and related expenses incurred in the ordinary performance of such employees' jobs.

         6.4 CASH EXPENDITURES. Until the occurrence of either of the conditions set forth in Sections 4.1(j)(i) or 4.1(j)(ii), the Borrower will not, and will not permit any Subsidiary, to make any cash expenditures except for cash expenditures in the ordinary course of business, and the net cash expenditures (or net cash inflows) of the Borrower and its Subsidiaries in the aggregate for any calendar week shall not exceed (or be less than) the amounts set forth on Schedule 6.4 opposite each such calendar week plus, to the extent reasonably necessary as agreed by the Borrower and the Lender, the amount of any additional weekly cash expenditures of the Borrower or its Subsidiaries resulting from the Borrower or any of its Subsidiaries entering into a collaboration or license agreement after the date hereof. The Borrower shall deliver to the Lender a certificate on each Friday confirming compliance with the requirements to this Section 6.4 for the prior week and describing such expenditures in reasonable detail.

         It is understood that Schedule 6.4 represents the Borrower's best estimate of its net cash expenditure requirements as of the date of this Agreement and that the Borrower shall propose in writing updates to Schedule 6.4 as reasonably necessary to reflect changes in the net cash expenditures necessary for the Borrower's conduct of its business as it is presently conducted and the timely payment of its creditors, and Schedule 6.4 shall be modified from time to time to reflect such changes upon the prior written consent of the Lender, which shall not be unreasonably withheld.

         6.5 RESTRICTED PAYMENTS. The Borrower will not declare or make any Restricted Payment at any time provided that any wholly-owned Subsidiary of the Borrower may make Restricted Payments to the Borrower.

         6.6 NAME AND LOCATION. Without ten days' prior written notice to the Lender, the Borrower shall not change its name, its Federal tax identification number or the location of its chief executive office.

                                    SECTION 7

                               DEFAULTS; REMEDIES

         7.1 EVENTS OF DEFAULT; ACCELERATION. If any of the following events (each an "Event of Default") shall occur:

                  (a) The Borrower shall default in the payment of principal of or interest on the Loans or any other fee due hereunder on the date the same becomes due and payable, whether at maturity or at a date fixed for the payment of any prepayment thereof or otherwise; or

                  (b) The Borrower shall default in the performance of or compliance with any term contained in Section 5 or Section 6; or

                  (c) The Borrower or any Subsidiary or other Affiliate shall default in the performance of or compliance with any term contained in the Security Documents or in the performance of or compliance with any term contained in any other written agreement with the Lender relating to the transactions contemplated hereby, and such default not have been remedied within 3 Business Days after written notice thereof to the Borrower by the Lender; or

                  (d) Any representation or warranty made by or with respect to the Borrower, or any Subsidiary in or pursuant to any of the Loan Documents shall prove to have been false or incorrect in any material respect; or

                  (e) The Borrower or any Subsidiary shall default in any payment due on any Indebtedness in respect of borrowed money (other than as described in (a) above) in excess of $5,000, any capital lease or the deferred purchase price of property and such default shall continue for more than the period of grace, if any, applicable thereto, or in the performance of or compliance with any term of any evidence of such Indebtedness or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto and the holder of such Indebtedness shall have the right to accelerate the same except for any payment default under the PMC Loan Agreement due to the failure of the Lender to agree to such payment in accordance with Section 2.11(b)(iii); or

                  (f) The Borrower or any Subsidiary shall discontinue its business or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of the Borrower or such Subsidiary or any substantial part of the property of the Borrower or such Subsidiary or shall commence a case or have an order for relief entered against it under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or if the Borrower or such Subsidiary shall take any action to dissolve or liquidate the Borrower or such Subsidiary; or

                  (g) If, within thirty (30) days after the commencement against the Borrower or any Subsidiary of a case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Borrower or any Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within thirty (30) days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of the Borrower or any Subsidiary any substantial part of the property of the Borrower or any Subsidiary, such appointment shall not have been vacated; or

                  (h) A final judgment which, with other outstanding final judgments against the Borrower or any Subsidiary, exceeds an aggregate of $50,000 shall be rendered against the Borrower or any of its Subsidiaries and if, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged, or if any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any lien, attachment or charge which may attach as security therefor and before any of the property or assets of the Borrower or any Subsidiary shall have been seized in satisfaction thereof; or

                  (i) Any of the following shall occur: (i) the Liens created by the Security Documents shall at any time (other than by reason of the Lender relinquishing such Lien) cease to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii)<-1- 95>except for expiration in accordance with its respective terms, any material Security Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or
(iii) the enforceability of any Security Document shall be contested by the Borrower or any Subsidiary; or

                  (j) Any of the following agreements shall be terminated or the Borrower shall be in material breach of any representation, warranty, covenant or other agreement contained in any of the following agreements: (i) the Master Agreement dated as of March 31, 1995 with PMC; (ii) the Merger Agreement prior to any termination thereof; (iii) any license agreement in respect of any intellectual property material to the business of the Borrower or (iv) any lease for real property or equipment in which the Borrower is the lessee; or

then, and in any such event, and at any time thereafter, (i) if any Event of Default described in clauses (f) or (g) above shall then be continuing, the principal of and accrued interest in respect of the Note shall automatically be declared to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, and all Commitments to make Loans hereunder shall be automatically terminated, whereupon said Commitment of the Lender hereunder shall forthwith terminate without any other notice of any kind or (ii) if any other Event of Default shall then be continuing, the Lender may
(A) declare the principal of and accrued interest in respect of the Note to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, and/or (B) terminate its Commitment to make any or all of the Loans hereunder, whereupon said Commitment of the Lender hereunder shall forthwith terminate without any other notice of any kind.

         7.2 REMEDIES ON DEFAULT, ETC. In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce the

Lender's rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in any of the Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on the Note, or in the payment of any fee due hereunder, the Borrower will pay to the Lender such further amount as shall be sufficient to cover the reasonable cost and expense of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise prejudice the Lender's rights. No right conferred by any Loan Document upon the Lender shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                                    SECTION 8

                                  MISCELLANEOUS

         8.1 LENDER'S RIGHT OF SETOFF. If the Borrower becomes insolvent, howsoever evidenced, or any Event of Default occurs, any Indebtedness from the Lender to the Borrower or any Subsidiary may be offset and applied toward the payment of any Indebtedness from the Borrower to the Lender hereunder, whether or not such Indebtedness, or any part thereof shall then be due. The Borrower hereby grants to the Lender a lien and security interest and right of setoff as security for all liabilities and obligations to the Lender whether now existing or hereafter arising, upon and against all credits, collateral and property now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the Lender, or in transit to any of them. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY VOLUNTARILY AND IRREVOCABLY WAIVED.

         8.2 EXPENSES. The Borrower agrees to pay all reasonable expenses, including reasonable fees and disbursements of counsel for the Lender, which the Lender may hereafter incur in connection with enforcement of the rights of the Lender under the Loan Documents in the event of a Default hereunder or a default thereunder.

         8.3 INDEMNIFICATION.

                  (a) The Borrower shall indemnify the Lender and its directors, partners, officers and employees and each other Person, if any, who controls the Lender, or any of them, and will hold the Lender and such other Persons harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable fees and expenses of counsel and all expenses of litigation or preparation therefor) which the Lender or such other Persons may incur or which may be asserted against the Lender or such other Persons in connection with or arising out of any investigation, litigation or proceeding involving the Borrower or any Subsidiary or Affiliate of the Borrower (including compliance with or contesting of any subpoenas or other process issued against the Lender, or any director, officer or employee of the Lender, or any Person, if any, who controls the Lender or any of them in any proceeding involving the Borrower or any Subsidiary or Affiliate of the Borrower), whether or not the Lender is party thereto, other than claims, damages, losses, liabilities or judgments with respect to any matter as to which the Lender or such other Person seeking indemnity shall have been adjudicated not to have acted in good faith or to have acted with gross negligence. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Borrower hereunder, notify the Borrower in writing of the commencement thereof.

                  (b) The Borrower shall indemnify the Lender and its directors, partners, officers and employees and each other Person, if any, who controls the Lender, or any of them, and will hold the Lender and such other Persons harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable fees and expenses of counsel and all expenses of litigation or preparation therefor) which the Lender or such other Persons may incur or which may be asserted against the Lender or such other Persons in connection with or arising out of any investigation, litigation or proceeding involving (i) any failure of the Borrower to comply with any law, rule or regulation relating to any Hazardous Materials or any use or operation or any real property owned, leased or used by the Borrower or any shareholder or any Subsidiary or Affiliate of the Borrower, or (ii) the presence, existence or threat of release of any Hazardous Materials at, on, about, under, within or in connection with any real property owned, leased or used by the Borrower or any Subsidiary or Affiliate of the Borrower (including compliance with or contesting of any subpoenas or other process issued against the Lender, or any director, officer or employee of the Lender, or any Person, if any, who controls the Lender or any of them in any proceeding involving the Borrower or any Subsidiary or Affiliate of the Borrower), whether or not the Lender is party thereto.

         8.4 WAIVERS. The Lender's failure to insist upon the strict performance of any term, condition or other provision of the Loan Documents or to exercise any right or remedy hereunder or thereunder shall not constitute a waiver by the Lender of any such term, condition or other provision or Default or Event of Default in connection therewith; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter the Loan Documents, and each and every term, condition and other provision of the Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith.

         8.5 NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be personally delivered or mailed by first class mail, postage pre-paid, return receipt requested, by facsimile or by overnight delivery service freight pre-paid, as follows:

                  (a)      If to the Lender:

                  Peptide Therapeutics Group plc
                  321 Cambridge Science Part
                  Milton Road
                  Cambridge CB4 4WG

                  Tel: +44 0 1223 423 333
                  Fax: +44 0 1223 423 111

                  with a copy (which copy shall not constitute notice) to:

                  Palmer & Dodge LLP
                  One Beacon Street
                  Boston, MA  02108
                  Attention:  Michael Lytton

                  Tel: (617) 573-0247
                  Fax: (617) 227-4420

                  (b)      If to the Borrower:

                  OraVax, Inc.
                  38 Sydney Street
                  Cambridge, MA  02139
                  Attention:  Brigid Makes

                  Tel: (617) 494-1339
                  Fax: (617) 494-0924
                  with a copy (which copy shall not constitute notice) to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA  02109
                  Attention:  John M. Westcott, Jr.

                  Tel: (617) 526-6000
                  Fax: (617) 526-5000

or to such other address or addresses as the party to whom such notice is directed may have designated in writing to the other party hereto. A notice shall be deemed to have been given upon the earlier to occur of (i) five (5) days after the date on which it is deposited in the mails, (ii) upon transmission by telephonic facsimile, (iii) two (2) Business Day after delivery to an overnight delivery service freight pre-paid or (iv) receipt by the party to whom such notice is directed.

         8.6 AMENDMENT, MODIFICATION AND WAIVER

                  (a) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

                  (b) None of the Security Documents or the Note nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower or other parties thereto and by the Lender.

         8.7 SURVIVAL OF AGREEMENTS, ETC. This Agreement shall inure to the benefit of the Lender and its successors and assigns including any subsequent holder or holders of the Note, and the term "Lender" shall include any such holder or holders whenever the context permits. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         8.8 COUNTERPARTS, ETC. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

         8.9 ENTIRE AGREEMENT, ETC. This Agreement and the other Loan Documents together constitute the entire contract between the parties hereto and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

         8.10 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement and the Note, including the validity thereof and the rights and obligations of the parties hereunder and thereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without reference to the conflicts or choice of law principles thereof. The Borrower, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations under the Loan Documents or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Borrower further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 9.6 or as otherwise provided under the laws of the Commonwealth of Massachusetts. TO THE EXTENT PERMITTED BY LAW, THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS OR OTHER DOCUMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THE NOTE AND MAKE THE LOANS.

         8.11 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the officers, employees, and Lenders of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         8.12 ASSIGNMENTS. The Lender may assign all or any portion of its rights and obligations hereunder to any Person only with the prior written consent of the Borrower.

              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

                                            ORAVAX, INC.


                                            By: /s/ Lance Gordon
                                                --------------------------------
                                                Name: Lance Gordon
                                                Title: President & CEO


                                            PEPTIDE THERAPEUTICS GROUP PLC


                                            By:  /s/ Gordon Cameron
                                                 -------------------------------
                                                 Name: Gordon Cameron
                                                 Title: Finance Director